                                                                       Exhibit O

                               PLEDGE AGREEMENT
                               ----------------


     THIS AGREEMENT, executed and delivered as of January 1, 2001, is from ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P., a Delaware limited partnership ("Debtor"), to FUND II MGT. CO., L.L.C., a Delaware limited liability company ("Secured Party"), and the parties hereto do hereby agree as follows:


                                      I.

                      Parties, Collateral and Obligations
                      -----------------------------------

     Debtor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants to Secured Party a security interest in and pledge of all assets of Debtor (the "Assets"); together with all proceeds, monies, income and benefits attributable to or accruing to said property, which Debtor is or may hereafter become entitled to receive on account of said property. All property in which the Secured Party is herein granted a security interest is hereinafter called the "Collateral". The security interest granted herein secures the payment of all principal of, interest on and costs, attorneys' fees and collection fees incurred in connection with the collection of, the promissory note of Debtor of even date herewith payable to the order of Secured Party in the original principal amount of $2,252,948.96 (hereinafter called the "Note") (the obligations evidenced by the Note being hereafter collectively referred to as the "Obligations").


                                      II.

                      Warranties and Covenants of Debtor
                      ----------------------------------

     Debtor hereby warrants, covenants and agrees that:

               (A) Debtor is the owner of the Collateral free and clear from any adverse claim, security interest or encumbrance save and except only the lien and security interest granted hereby; and Debtor has full power and authority to sell and assign the Collateral and to grant to Secured Party a first and prior security interest therein as herein provided;

               (B) Until the Obligations have been paid in full, Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein, without the prior written consent of Secured Party;

               (C) Until the Obligations have been paid in full, Debtor will keep the Collateral free from any liens, security interests or encumbrances save and except only the lien and security interest granted hereby; and

               (D) The Debtor shall at all times and from time to time, at Debtors own expense, make, execute, acknowledge,
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     and deliver and file and record in the proper filing and recording places, all such instruments, including appropriate financing statements with respect to the security interests created hereby as may be required by the Uniform Commercial Code and as may be necessary or as Secured Party may reasonably request in order to perfect and preserve the security interests under this Agreement.


                                     III.

                               Events of Default
                               -----------------

     The term "Event of Default", whenever used in this Agreement, shall mean either or both of the following events or conditions:

               (A) The occurrence of an Event of Default under the Note; or

               (B) Debtor shall have breached any term or provision of this Pledge Agreement, and such breach shall continue uncured for a period of ten days following receipt of written notice of breach delivered by Secured Party to Debtor.


                                      IV.

                                   Remedies
                                   --------

     Upon the happening of any Event of Default specified in Article III hereof, and at any time thereafter, at the option of the holder thereof, the Obligations shall become immediately due and payable without presentment or demand or any notice to Debtor to any other person obligated thereon and Secured Party shall have and may exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas and as otherwise granted herein or under any other law or under any other agreement executed by Debtor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of or utilize such portion of the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party and toward payment of the obligations hereby secured in such order or manner as Secured Party may elect. To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other rights or remedies of Debtor or formalities prescribed by law relevant to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is delivered to Debtor in the manner described in Article VII at his address therein stated at least ten days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement of giving of notice. All recitals in any instrument or of assignment or any other instrument executed by Secured Party incident to the sale, transfer, assignment or other disposition or utilization of
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the Collateral or any part thereof hereunder shall be full proof of the matter stated therein and no other proof shall be required to establish full legal propriety of the sale or other action taken by Secured Party or of any fact, condition or thing incident thereto and all prerequisites of such sale or other action or any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.


                                      V.

                           Secured Party's Power and
                       Duties with Respect to Collateral
                       ---------------------------------

               (A) Secured Party shall be entitled to receive and have delivered to Secured Party, to be held by Secured Party under this Agreement as Collateral, all payment on the Assets, and Debtor shall immediately pledge and deposit with Secured Party any such amounts that may come into his possession or control.

               (B) Secured Party shall be under no duty to collect any amount which may be or become due on any of the Collateral now or hereafter pledged hereunder, or to realize on the Collateral, collect principal, interest or dividends, to keep the same insured, make any presentments, demands, notice of protest, in connection with any of the Collateral, or do anything for the enforcement and collection of Collateral or the protection thereof.

               (C) Secured Party may, in Secured Party's discretion, but without obligation to do so, deposit the Collateral or any part thereof with a bank or banks for the purpose of safekeeping, and the duties of such banks shall be no greater than those of Secured Party hereunder.

               (D) Notwithstanding the generality of any of the foregoing, but in amplification of the same, Secured Party shall not be liable to or responsible for any diminution in the value of the Collateral from any cause whatsoever.

               (E) Debtor agrees to pay all taxes, charges, transfer fees and assessments against the Collateral and to do all things necessary to preserve and maintain the value and collectability thereof, and on the failure of Debtor to do so, Secured Party may, after giving Debtor written notice of Secured Party's intention to do so, make such payments and advance such sums on account thereof as to Secured Party in Secured Party's discretion seems desirable. Debtor agrees to reimburse Secured Party immediately upon demand for all such payments and advances, repayment of all of which is secured by this Agreement and the pledge of Collateral hereunder.
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                                      VI.

                          Satisfaction and Discharge
                          --------------------------

     When the Obligations shall have been paid in full and all obligations under this Agreement discharged, Secured Party will cause all of the Collateral together with any additions thereto and substitutions therefore, all dividends on the Collateral, then held by Secured Party, and all property, shares of stock, or other securities, into which the Collateral may have been changed or converted, to be delivered to Debtor, and shall cause to be executed and delivered such instruments as may be necessary to cancel this Agreement and revest the Collateral in Debtor free and clear of the lien and security interest hereby created.


                                     VII.

                                 Notices, Etc.
                                 -------------

     All notices, certificates, requests, consents and other communications hereunder shall be in writing and shall be deemed delivered on the date mailed by first class registered or certified mail, return receipt requested, postage prepaid, or on the date personally delivered or sent by telex or telecopy, as follows:

          (i) if to Secured Party, addressed to Fund II Mgt. Co., L.L.C., 3100 Chase Tower, Houston, Texas 77002, attention Bruce R. McMaken, Manager; and

          (ii) if to Debtor, addressed to EOF II (Institutional), L.P., 3100 Chase Tower, Houston, Texas 77002, attention: Bruce R. McMaken, Manager.

or at such other address as either party may designate by notice given the other in accordance herewith.


                                     VIII.

                            Survival of Agreements,
                     Representations and Warranties, Etc.
                     ------------------------------------

     All agreements, representations and warranties contained herein or made in writing by or on behalf of Debtor in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation at any time made by Secured Party or on Secured Party's behalf, and the acquisition and disposition of the Note or any of the Obligations evidenced thereby. All statements contained in any certificate or other instrument delivered by or on behalf of Debtor pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Debtor hereunder.
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                                      IX.

                                 Miscellaneous
                                 -------------

          (A) This Agreement shall not prejudice the right of Secured Party to enforce collection of the Obligations by suit or in any lawful manner, or to resort to other security for the payment of the Obligations, this Agreement being additional, cumulative and concurrent security for the payment of the Note.

          (B) No right or remedy in this Agreement or in the Note is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to every right or remedy herein or in the Note conferred or now or hereafter existing at law or in equity or by statute.

          (C) No delay or omission by Secured Party to exercise any right or remedy shall impair such right or remedy or other right or remedy or shall be construed to be a waiver of any default or an acquiescence therein; and every right and remedy herein conferred or now or hereafter existing at law or in equity or by statute, may be exercised separately or concurrently and in such order and as often as may be deemed expedient by Secured Party. Not limiting the generality of the foregoing, pursuit or exercise of any right or remedy herein or in the Note, or by law or in equity, shall not be, and shall not be considered to be, an election against, waiver or relinquishment of, any other right or remedy.

          (D) The invalidity of any right or remedy in any jurisdiction shall not invalidate such right or remedy in any other jurisdiction. The invalidity or unenforceability of any of the rights or remedies herein provided in any jurisdiction shall not in any way affect the right to the enforcement in such jurisdiction or elsewhere of any of the other rights or remedies herein provided.

          (E) This Agreement shall in no event be construed as relieving Debtor from full liability on the Obligations which are secured hereby or for any deficiency thereon.

          (F) This Agreement shall be binding upon and inure to the benefit of the successors, representatives and assigns of the parties hereto.

          (G) THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

          (H) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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      IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.


                            DEBTOR:
                            ------


                              Environmental Opportunities Fund II
                              (INSTITUTIONAL), L.P.


                              By: Fund II Mgt. Co., L.L.C., its General
                                    Partner


                              By  /s/ Bruce R. McMaken
                                -----------------------------
                                  Bruce R. McMaken, Manager


                              SECURED PARTY:
                              -------------


                              FUND II MGT. CO., L.L.C.


                              By: /s/ Bruce R. McMaken
                                 ----------------------------
                                  Bruce R. McMaken, Manager